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                                                                   EXHIBIT 4.5

             SCHEDULE OF WARRANTS ISSUED (SB SERIES)



DATE OF          NAME OF WARRANT RECIPIENT          WARRANT         NUMBER OF           EXERCISE PRICE
ISSUANCE                                            NO.             SHARES OF           EXPIRES
                                                                    COMMON STOCK
----------------- -------------------------------- --------------- ----------------- ------------------------
4/17/2000         Sand Brothers & Co., Ltd.        SB-1            125,000           Exercise Price:  $1.625
                                                                                     Expires 4/17/2005
4/17/2000         Lloyd H. Saunders                SB-2            75,000            Exercise Price:  $1.625
                                                                                     Expires 4/17/2005
4/17/2000         James Kellog                     SB-3            50,000            Exercise Price:  $1.625
                                                                                     Expires 4/17/2005